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                                                                     EXHIBIT 5.1

                       [LETTERHEAD OF F.N.B. CORPORATION]

                                  June 14, 2001

F.N.B. Corporation
F.N.B. Center
2150 Goodlette Road North
Naples, Florida 34102

         RE:      F.N.B. Corporation
                  Registration Statement on Form S-3
                  783,136 Shares of Common Stock

Ladies and Gentlemen:

         As Corporate Counsel of F.N.B. Corporation (the "Registrant"), I am familiar with the preparation and filing of the Registrant's Registration Statement on Form S-3, to be filed with the Securities and Exchange Commission on or about June 14, 2001, pursuant to which the Registrant is registering the resale by certain of its shareholders of 783,136 shares of its common stock (the "Registration Statement").

         I have examined, and am familiar with, the originals or copies, certified or otherwise, of the documents, corporate records and other instruments of the Registrant relating to the issuance of common stock covered by the Registration Statement which I deem relevant and which form the basis of the opinion hereinafter set forth.

         I am of the opinion that the 783,136 shares of the Registrant's common stock covered by the Registration Statement to be sold by the selling shareholders referenced therein have been duly authorized and validly issued by the Registrant, and are fully paid and nonassessable.

         I hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this opinion, I do not thereby admit that I come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                    Very truly yours,


                                    /s/ James G. Orie

                                    James G. Orie
                                    Corporate Counsel, F.N.B. Corporation